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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report included in Item 5 of this Form 10-Q, into the Company's previously filed Form S-8 Registration Statements File Nos. 333-14363, 333-19141, 333-24329, 333-35701, 333-09090, 333-09092 and 333-81783. Our
report dated January 27, 1999 included in Dendrite's Form 10-K for the year ended December 31, 1998 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling of interests.

                                                     ARTHUR ANDERSEN LLP

Philiadelphia, PA
August 16, 1999